Exhibit 99.1

October 25, 2007	CONTACTS:	Investor Relations – Mark G. Stockard
Phone:	(713) 381-4707
Toll Free:	(800) 659-0059
Media Relations – Rick Rainey
Phone:	(713) 381-3635

TEPPCO PARTNERS, L.P. REPORTS RECORD

THIRD QUARTER EARNINGS

HOUSTON – TEPPCO Partners, L.P. (NYSE:TPP) today reported record third quarter net income for 2007 of $47.6 million, or $0.44 per unit, compared with net income of $41.1 million, or $0.39 per unit, for the third quarter of 2006. Earnings before interest, taxes, depreciation and amortization (EBITDA) increased to a record $114.4 million for the third quarter of 2007, an increase of 13 percent compared with $101.6 million for the third quarter of 2006.

Net income for the nine months ended September 30, 2007 was $233.6 million, or $2.17 per unit, compared with $145.5 million, or $1.43 per unit, for the nine months ended September 30, 2006. Net income for the nine months ended September 30, 2007 includes a $59.6 million gain on the sale of TEPPCO’s ownership interests in Mont Belvieu Storage Partners, L.P. and Mont Belvieu Venture, LLC (collectively, MBSP), required by the Federal Trade Commission, and an $18.7 million gain on the sales of other assets, all of which occurred during the first quarter of 2007. Net income for the nine months ended September 30, 2006, includes $19.3 million of gains on the sales of assets, primarily related to the sale of the Pioneer gas processing plant in March 2006. The 2006 period also included $1.5 million of income from the Pioneer plant, which was accounted for as discontinued operations prior to the sale. Income from continuing

TEPPCO 3Q 2007 Earnings	Page 2

operations increased $107.5 million to $233.6 million, or $2.17 per unit, for the first nine months of 2007, compared with $126.1 million, or $1.24 per unit, for the same period in 2006. Excluding the gains on the sale of the interests in MBSP and other assets, income from continuing operations increased $30.6 million to $155.3 million, or $1.44 per unit, for the first nine months of 2007, compared with $124.7 million, or $1.23 per unit, for the first nine months of 2006.

EBITDA from continuing operations was $420.6 million for the first nine months of 2007, compared with $298.5 million for the first nine months of 2006. EBITDA from continuing operations, excluding gains from the sale of MBSP and other assets, was $342.3 million for the first nine months of 2007, compared with $298.7 million for the first nine months of 2006. EBITDA, EBITDA from continuing operations and EBITDA from continuing operations excluding gains from asset sales and ownership interests are non-GAAP (Generally Accepted Accounting Principles) financial measures, which are defined and reconciled to their most directly comparable GAAP financial measure later in this news release.

“I am pleased to report that each of our business segments reported increases in performance compared to the prior year third quarter, which led to overall record third quarter earnings for TEPPCO,” said Jerry E. Thompson, president and chief executive officer of the general partner of TEPPCO. “This is our fifth consecutive quarter that we have reported a record. Increased transportation demand for diesel fuel and gasoline to the Midwest and continued volume growth on the Jonah Gas Gathering system were the largest contributors to our record performance for the third quarter.”

Thompson added, “Earlier this month, we were pleased to announce a second distribution increase in 2007 to our unitholders, bringing the annualized distribution rate to $2.78 per unit, which represents a 3 percent increase from the annualized distribution rate a year ago. We have some very exciting organic growth initiatives under way,

TEPPCO 3Q 2007 Earnings	Page 3

including the Motiva products terminal in Port Arthur, new terminal construction in Boligee, Alabama and new tanks in Cushing, Oklahoma, as well as our ongoing expansions in the Jonah field. These projects, along with many smaller strategic organic projects and acquisitions, are key to increasing future distributable cash flow for TEPPCO. Our planned capital spending in 2007, including our cash contributions to the Jonah joint venture, remains on target with our previous estimate of approximately $460 million. Approximately $410 million of this amount is planned to be spent on organic growth projects that support our focus on generating stable, fee-based cash flows.”

OPERATING RESULTS BY BUSINESS SEGMENT

Upstream Segment

EBITDA for the Upstream segment, which includes crude oil transportation, storage, gathering and marketing activities, as well as distribution of lubrication oils and specialty chemicals, was $28.8 million for the third quarter of 2007, compared with $28.2 million for the third quarter of 2006. Increased transportation, marketing and terminal volumes, as well as completed capital projects all led to improved segment performance.

TEPPCO’s share of EBITDA in Seaway Crude Pipeline was $3.0 million for the third quarter of 2007, compared with $4.8 million for the third quarter of 2006. The decrease reflects lower long-haul transportation volumes and the decreased sharing ratio of TEPPCO’s portion of equity earnings in Seaway to 40 percent in 2007 from the average sharing ratio of 47 percent in 2006. The partnership’s equity earnings in Seaway for all future periods will reflect a sharing ratio of 40 percent. Long-haul volumes on Seaway averaged 104,000 bpd in the 2007 quarter, compared with 239,000 bpd in the 2006 quarter. Seaway transportation volumes in the third quarter of 2007 continued to be negatively impacted by the temporary shut-down of several refineries for maintenance and repairs.

TEPPCO 3Q 2007 Earnings	Page 4

Downstream Segment

EBITDA for the Downstream segment, which includes the transportation, marketing and storage of refined products, liquefied petroleum gases (LPGs) and petrochemicals, increased 22 percent to $39.8 million for the third quarter of 2007, compared with $32.7 million for the third quarter of 2006. The increase was due primarily to a 14 percent increase in refined products transportation revenues attributable to reduced Midwest refinery production that led to increased demand for transportation from the Gulf Coast. In addition, short-haul transportation volumes increased in the Houston area as a result of the completion of the Genco integration project in the first half of 2007.

TEPPCO’s share of EBITDA from unconsolidated investments, which is included in Downstream EBITDA, was $1.4 million for the third quarter of 2007, compared with $2.0 million for the third quarter of 2006. The third quarter of 2006 included $2.4 million of EBITDA related to the ownership interest in MBSP, which was sold in the first quarter of 2007. The improved performance of TEPPCO’s investment in Centennial Pipeline, which comprises substantially all of Downstream’s investments in unconsolidated affiliates since the MBSP sale, was due to increased transportation volumes, which averaged approximately 181,000 bpd in the third quarter of 2007, compared to 135,000 bpd in the third quarter of 2006.

Midstream Segment

The Midstream segment includes natural gas gathering services, as well as storage, transportation and fractionation of natural gas liquids (NGLs). Effective August 1, 2006, Jonah Gas Gathering Company (Jonah) has been accounted for under the equity method of accounting and deconsolidated in TEPPCO’s financial statements and operating results.

TEPPCO 3Q 2007 Earnings	Page 5

EBITDA for the third quarter of 2007 increased 13 percent to $45.8 million, compared with $40.7 million for the third quarter of 2006. The increase was due primarily to a 28 percent increase in natural gas gathering volumes on our Jonah system from 1.29 billion cubic feet per day (Bcf/d) to 1.65 Bcf/d in the third quarter of 2007, reflecting the partial completion of the Phase V expansion and continued active drilling in both the Jonah and Pinedale fields in the Green River basin in Wyoming. NGL transportation revenues increased 9 percent in the third quarter 2007, compared with the prior year period due to continued high demand on the Chaparral and Panola systems that originate in West Texas and East Texas, respectively.

CAPITALIZATION AND CAPITAL EXPENDITURE OUTLOOK

Total debt outstanding at September 30, 2007, was approximately $1.8 billion, with remaining liquidity of approximately $300 million under the partnership’s $700 million credit facility. During the nine months ended September 30, 2007, TEPPCO spent $122.3 million on revenue-generating projects in addition to $127.8 million of investment for its share of capital expenditures primarily related to the Jonah Phase V expansion, and $41.9 million on capital spending to maintain existing assets.

The partnership anticipates that total capital expenditures for the full year 2007 will be approximately $280 million, which includes about $230 million for organic growth projects and system upgrades and approximately $50 million for maintenance capital. Additionally, TEPPCO expects to invest approximately $180 million in 2007 for its share of capital expenditures related to the Jonah Phase V expansion.

NON-GAAP FINANCIAL MEASURES

The Financial Highlights table accompanying this earnings release and other disclosures herein include the following non-GAAP (Generally Accepted Accounting Principles) measures under the rules of the Securities and Exchange Commission (SEC): EBITDA, EBITDA from continuing operations and EBITDA from continuing

TEPPCO 3Q 2007 Earnings	Page 6

operations excluding gains from sales of assets and ownership interests; income from continuing operations excluding gains from sales of assets and ownership interests; and margin of the Upstream segment. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or income from continuing operations, operating income, cash flow from operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP financial measures may not be comparable to similarly-titled measures of other entities because other entities may not calculate such measures in the same manner as we do.

We define EBITDA as net income plus interest expense – net, income tax expense, depreciation and amortization, and a pro-rata portion, based on our equity ownership, of the interest expense and depreciation and amortization of each of our joint ventures. We have included EBITDA and related adjusted EBITDA measures in our disclosures because we believe they are used by our investors as supplemental financial measures in the evaluation of our business. Further, we believe EBITDA and related adjusted EBITDA measures provide useful information regarding the performance of our assets without regard to financing methods, capital structures or historical costs basis. As a result, these measures provide investors with a helpful tool for comparing the operating performance of our assets with the performance of other companies that have different financing and capital structures. EBITDA multiples are also used by our investors in assisting in the valuation of our limited partners’ equity. A reconciliation of these measures to net income is provided in the Financial Highlights table and the Business Segment Data table.

We have presented income from continuing operations, excluding gains on sales of assets and ownership interests in our disclosures because we believe it is useful to our investors in assessing the results of operations from our continuing assets. A

TEPPCO 3Q 2007 Earnings	Page 7

reconciliation of this measure to income from continuing operations is provided in this release and the Financial Highlights table.

Margin of our Upstream segment is calculated as revenues generated from the sale of crude oil and lubrication oil, and transportation of crude oil, less the costs of purchases of crude oil and lubrication oil, in each case prior to the elimination of intercompany sales, revenues and purchases between wholly owned subsidiaries. We believe margin is a more meaningful measure of financial performance than sales and purchases of crude oil and lubrication oil due to the significant fluctuations in sales and purchases caused by variations in the level of marketing activity and prices for products marketed. Additionally, we use margin internally to evaluate the financial performance of the Upstream segment because it excludes expenses that are not directly related to the marketing and sales activities being evaluated. A reconciliation of margin to operating income is provided in the Operating Data table.

TEPPCO will host a conference call related to earnings performance today, Thursday October 25, 2007 at 10:30 a.m. CDT. Interested parties may listen live over the Internet through the partnership’s Web site at www.teppco.com, or via telephone by dialing (877) 719-9810, confirmation code 9452025. Please call five to 10 minutes prior to the scheduled start time.

An audio replay of the conference call will be available for seven days by dialing 888-203-1112, confirmation code 9452025. The replay and transcript will also be available on the TEPPCO Web site.

TEPPCO Partners, L.P. is a publicly traded partnership with an enterprise value of approximately $5 billion, which conducts business through various subsidiary operating companies. TEPPCO owns and operates one of the largest common carrier pipelines of refined petroleum products and liquefied petroleum gases in the United States; owns

TEPPCO 3Q 2007 Earnings	Page 8

and operates petrochemical and natural gas liquid pipelines; is engaged in transportation, storage, gathering and marketing of crude oil; owns and operates natural gas gathering systems; and has ownership interests in Jonah Gas Gathering Company, Seaway Crude Pipeline Company, Centennial Pipeline LLC, and an undivided ownership interest in the Basin Pipeline. Texas Eastern Products Pipeline Company, LLC, the general partner of TEPPCO Partners, L.P., is owned by Enterprise GP Holdings L.P. (NYSE: EPE), which also owns the general partner of Enterprise Products Partners L.P. (NYSE: EPD). For more information, visit TEPPCO’s Web site at www.teppco.com.

This news release includes forward-looking statements. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties, such as the partnership’s expectations regarding future results, increases in distributable cash or expenditures. These risks and uncertainties include, among other things, insufficient cash from operations, market conditions, governmental regulations and factors discussed in TEPPCO Partners, L.P.’s filings with the Securities and Exchange Commission. If any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. The partnership disclaims any intention or obligation to update publicly or reverse such statements, whether as a result of new information, future events or otherwise.

###

TEPPCO Partners, L. P.
FINANCIAL HIGHLIGHTS
(Unaudited - In Millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Operating Revenues:
Sales of petroleum products	$ 2,455.7	$ 2,446.7	$ 6,238.9	$ 7,130.3
Transportation - Refined Products	48.1	42.1	127.0	113.3
Transportation - LPGs	16.8	16.9	69.5	59.7
Transportation - Crude oil	12.3	9.5	32.7	29.0
Transportation - NGLs	12.0	11.0	34.1	32.4
Gathering - Natural Gas	15.4	25.0	46.3	107.8
Other	20.3	18.9	60.0	59.0
Total Operating Revenues	2,580.6	2,570.1	6,608.5	7,531.5
Costs and Expenses:
Purchases of petroleum products	2,426.7	2,417.6	6,141.6	7,043.4
Operating expenses	50.3	51.9	149.6	165.0
Operating fuel and power	15.1	15.5	45.2	42.8
General and administrative	7.4	7.0	24.2	25.4
Depreciation and amortization	26.5	26.3	77.7	83.7
Gains on sales of assets	-	-	(18.7)	(1.4)
Total Costs and Expenses	2,526.0	2,518.3	6,419.6	7,358.9
Operating Income	54.6	51.8	188.9	172.6
Interest expense - net	(26.9)	(23.2)	(71.9)	(63.5)
Equity earnings	19.1	11.5	54.9	15.2
Gain (loss) on sale of ownership interest in Mont
Belvieu Storage Partners, L.P. (MBSP)	-	-	59.6	-
Interest income	0.5	1.0	1.2	1.7
Other income - net	0.3	0.1	1.1	0.7
Income before provision for
income taxes	47.6	41.2	233.8	126.7
Provision for income taxes	-	0.1	0.2	0.6
Income from continuing operations	47.6	41.1	233.6	126.1
Income from discontinued operations	-	-	-	1.5
Gain on sale of discontinued operations	-	-	-	17.9
Discontinued operations	-	-	-	19.4
Net Income	$ 47.6	$ 41.1	$ 233.6	$ 145.5

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
EBITDA from continuing operations
Net Income	$ 47.6	$ 41.1	$ 233.6	$ 145.5
Discontinued operations	-	-	-	(19.4)
Income from continuing operations	47.6	41.1	233.6	126.1
Provision for income taxes	-	0.1	0.2	0.6
Interest expense - net	26.9	23.2	71.9	63.5
Depreciation and amortization (D&A)	26.5	26.3	77.7	83.7
Amortization of excess investment in
joint ventures	2.1	1.2	4.1	3.2
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	11.3	9.7	33.1	21.4
EBITDA from continuing operations	114.4	101.6	420.6	298.5
Add: Discontinued operations	-	-	-	19.4
Add: D&A included in discontinued operations	-	-	-	0.1
EBITDA	114.4	101.6	420.6	318.0
Less: (Gains) losses on sales of assets and
ownership interest in MBSP	-	-	(78.3)	(1.4)
Less: Gain on sale of discontinued operations	-	-	-	(17.9)
EBITDA from continuing operations, excluding gains
from sales of assets and ownership interests	$ 114.4	$ 101.6	$ 342.3	$ 298.7

TEPPCO Partners, L. P.
PER UNIT DATA
(Unaudited - In Millions, Except Per Unit Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net Income Allocation:
Limited Partner Unitholders:
Income from continuing operations	$ 39.6	$ 29.0	$ 195.1	$ 89.0
Discontinued operations	-	-	-	13.7
Total Net Income Allocated to Limited Partners Unitholders	39.6	29.0	195.1	102.7

General Partner:
Income from continuing operations	8.0	12.1	38.5	37.1
Discontinued operations	-	-	-	5.7
Total Net Income Allocated to General Partner	8.0	12.1	38.5	42.8

Total:
Income from continuing operations	47.6	41.1	233.6	126.1
Discontinued operations	-	-	-	19.4
Total Net Income Allocated	$ 47.6	$ 41.1	$ 233.6	$ 145.5

Basic and Diluted Net Income Per Limited Partner Unit:
Income from continuing operations	$ 0.44	$ 0.39	$ 2.17	$ 1.24
Discontinued operations	-	-	-	0.19
Earnings Per Unit	$ 0.44	$ 0.39	$ 2.17	$ 1.43

Weighted Average Number of Limited Partner Units	89.9	75.4	89.8	71.8

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA
(Unaudited - In Millions)
				Intersegment
Three Months Ended September 30, 2007	Downstream	Midstream (1)	Upstream	Eliminations	Consolidated
Operating revenues	$ 84.5	$ 31.2	$ 2,465.0	$ (0.1)	$ 2,580.6
Purchases of petroleum products	5.5	-	2,421.3	(0.1)	2,426.7
Operating expenses	37.2	11.8	16.4	-	65.4
General and administrative	3.9	1.9	1.6	-	7.4
Depreciation and amortization (D&A)	11.3	10.1	5.1	-	26.5
Gains on sales of assets	-	-	-	-	-
Operating Income	26.6	7.4	20.6	-	54.6
Equity (losses) earnings (2)	(3.1)	21.1	1.1	-	19.1
Gain (loss) on sale of ownership interest in MBSP	-	-	-	-	-
Interest income	0.2	0.2	0.1	-	0.5
Other - net	0.3	-	-	-	0.3
Income before interest	24.0	28.7	21.8	-	74.5
Depreciation and amortization	11.3	10.1	5.1	-	26.5
Amortization of excess investment in joint ventures	1.9	-	0.2	-	2.1
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.6	7.0	1.7	-	11.3
EBITDA	$ 39.8	$ 45.8	$ 28.8	$ -	$ 114.4
Provision for income taxes					-
Depreciation and amortization					(26.5)
Interest expense - net					(26.9)
Amortization of excess investment in joint ventures					(2.1)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A					(11.3)
Net Income					$ 47.6

				Intersegment
Three Months Ended September 30, 2006	Downstream	Midstream (1)	Upstream	Eliminations	Consolidated
Operating revenues	$ 72.4	$ 43.9	$ 2,453.9	$ (0.1)	$ 2,570.1
Purchases of petroleum products	-	4.3	2,413.4	(0.1)	2,417.6
Operating expenses	38.7	12.8	15.9	-	67.4
General and administrative	3.4	2.1	1.5	-	7.0
Depreciation and amortization (D&A)	10.7	11.9	3.7	-	26.3
Gains on sales of assets	-	-	-	-	-
Operating Income	19.6	12.8	19.4	-	51.8
Equity (losses) earnings (2)	(3.0)	11.5	3.0	-	11.5
Interest income	0.3	0.4	0.3	-	1.0
Other - net	0.1	-	-	-	0.1
Income before interest	17.0	24.7	22.7	-	64.4
Depreciation and amortization	10.7	11.9	3.7	-	26.3
Amortization of excess investment in joint ventures	1.0	-	0.2	-	1.2
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	4.0	4.1	1.6	-	9.7
EBITDA	$ 32.7	$ 40.7	$ 28.2	$ -	$ 101.6
Discontinued operations					-
Provision for income taxes					(0.1)
Depreciation and amortization					(26.3)
Interest expense - net					(23.2)
Amortization of excess investment in joint ventures					(1.2)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A					(9.7)
Net Income					$ 41.1

(1)	Effective August 1, 2006, Jonah was deconsolidated and is now accounted for as an equity investment.
(2)	Downstream equity (losses) earnings includes our equity investments in Centennial Pipeline, Mont Belvieu Storage Partners and
another investment.

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA
(Unaudited - In Millions)

				Intersegment
Nine Months Ended September 30, 2007	Downstream	Midstream (1)	Upstream	Eliminations	Consolidated
Operating revenues	$ 262.6	$ 91.0	$ 6,255.4	$ (0.5)	$ 6,608.5
Purchases of petroleum products	24.2	-	6,121.3	(3.9)	6,141.6
Operating expenses	109.2	33.8	51.9	(0.1)	194.8
General and administrative	12.3	6.7	5.2	-	24.2
Depreciation and amortization (D&A)	34.1	30.2	13.4	-	77.7
Gains on sales of assets	(18.7)	-	-	-	(18.7)
Operating Income	101.5	20.3	63.6	3.5	188.9
Equity (losses) earnings (2)	(8.4)	62.4	4.4	(3.5)	54.9
Gain on sale of ownership interest in MBSP	59.6	-	-	-	59.6
Interest income	0.7	0.4	0.1	-	1.2
Other - net	1.1	-	-	-	1.1
Income before interest	154.5	83.1	68.1	-	305.7
Depreciation and amortization	34.1	30.2	13.4	-	77.7
Amortization of excess investment in joint ventures	3.5	0.1	0.5	-	4.1
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	8.8	18.9	5.4	-	33.1
EBITDA from continuing operations	$ 200.9	$ 132.3	$ 87.4	$ -	$ 420.6
Provision for income taxes					(0.2)
Depreciation and amortization					(77.7)
Interest expense - net					(71.9)
Amortization of excess investment in joint ventures					(4.1)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A					(33.1)
Net Income					$ 233.6

				Intersegment
Nine Months Ended September 30, 2006	Downstream	Midstream (1)	Upstream	Eliminations	Consolidated
Operating revenues	$ 215.8	$ 170.6	$ 7,152.5	$ (7.4)	$ 7,531.5
Purchases of petroleum products	-	17.3	7,032.9	(6.8)	7,043.4
Operating expenses	111.7	45.7	51.0	(0.6)	207.8
General and administrative	13.3	7.0	5.1	-	25.4
Depreciation and amortization (D&A)	31.1	42.1	10.5	-	83.7
Gains on sales of assets	-	(1.4)	-	-	(1.4)
Operating Income	59.7	59.9	53.0	-	172.6
Equity (losses) earnings (2)	(6.6)	11.5	10.3	-	15.2
Interest income	0.8	0.6	0.3	-	1.7
Other - net	0.4	-	0.3	-	0.7
Income before interest	54.3	72.0	63.9	-	190.2
Depreciation and amortization	31.1	42.1	10.5	-	83.7
Amortization of excess investment in joint ventures	2.7	-	0.5	-	3.2
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	12.4	4.1	4.9	-	21.4
EBITDA from continuing operations	$ 100.5	$ 118.2	$ 79.8	$ -	$ 298.5
Discontinued operations					19.4
Provision for income taxes					(0.6)
Depreciation and amortization					(83.7)
Interest expense - net					(63.5)
Amortization of excess investment in joint ventures					(3.2)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A					(21.4)
Net Income					$ 145.5

(1)	Effective August 1, 2006, Jonah was deconsolidated and is now accounted for as an equity investment.
(2)	Downstream equity (losses) earnings includes our equity investments in Centennial Pipeline, Mont Belvieu Storage Partners and
another investment.

TEPPCO Partners, L. P.
Condensed Statements of Cash Flows (Unaudited) (In Millions)

	Nine Months Ended
	September 30,
	2007	2006
Cash Flows from Operating Activities
Net income	$ 233.6	$ 145.5
Income from discontinued operations	-	(19.4)
Deferred income taxes	(0.7)	0.6
Gains on sales of assets and ownership interests	(78.3)	(1.4)
Depreciation, working capital and other	64.6	105.7
Cash flows from discontinued operations	-	1.5
Net Cash Provided by Operating Activities	219.2	232.5

Cash Flows from Investing Activities:
Proceeds from sales of assets	27.8	39.8
Proceeds from sale of ownership interest	137.3	-
Purchase of assets	(12.7)	(11.0)
Increase in restricted cash	(2.9)	-
Cash paid for linefill on assets owned	(26.6)	(5.6)
Capitalized costs incurred to develop identifiable intangible asset	(2.5)	-
Investment in Mont Belvieu Storage Partners, L.P.	-	(4.2)
Investment in Centennial Pipeline LLC	(11.1)	(2.5)
Investment in Jonah Gas Gathering Company (1)	(127.8)	(65.3)
Capital expenditures (2)	(164.2)	(125.7)
Net Cash Used in Investing Activities	(182.7)	(174.5)

Cash Flows from Financing Activities:
Proceeds from revolving credit facilities	805.3	509.8
Repayments on revolving credit facilities	(918.3)	(556.7)
Issuance of Junior Subordinated Notes	299.5	-
Issuance of LP Units, net	0.1	195.1
Proceeds from termination of treasury locks	1.4	-
Payment for termination of interest rate swap	(1.2)	-
Debt issuance costs	(3.8)	-
Distributions paid	(219.6)	(206.2)
Net Cash Used in Financing Activities	(36.6)	(58.0)

Net Change in Cash and Cash Equivalents	(0.1)	-
Cash and Cash Equivalents -- January 1	0.1	0.1
Cash and Cash Equivalents -- September 30	$ -	$ 0.1

Non-cash investing activities:
Net assets transferred to Jonah Gas Gathering Company	$ -	$ 572.6
Payable to Enterprise Gas Processing, LLC for spending
for Phase V expansion of Jonah Gas Gathering Company	$ 13.0	$ 18.9
Supplemental Information:
Interest paid (net of capitalized interest)	$ 73.1	$ 84.4

(1)	Effective August 1, 2006, Jonah was deconsolidated and is now accounted for as an equity investment.
(2)	Includes capital expenditures for maintaining existing operations of $41.9 million in 2007, and $24.0 million in 2006.

TEPPCO Partners, L. P.
Condensed Balance Sheets (Unaudited)
(In Millions)

	September 30,	December 31,
	2007	2006

Assets
Current assets
Cash and cash equivalents	$ -	$ 0.1
Restricted cash	2.8	-
Other	1,327.8	966.6

Total current assets	1,330.6	966.7
Property, plant and equipment - net	1,750.3	1,642.1
Intangible assets (1)	170.2	185.4
Equity investments	1,097.4	1,039.7
Other assets	118.8	88.2
Total assets	$ 4,467.3	$ 3,922.1

Liabilities and Partners' Capital

Total current liabilities	$ 1,323.1	$ 976.5
Senior Notes (2)	1,111.4	1,113.3
Junior Subordinated Notes	299.5	-
Other long-term debt	377.0	490.0
Deferred tax liability	-	0.7
Other non-current liabilities	25.8	21.3
Partners' capital
Accumulated other comprehensive income (loss)	(4.0)	0.4
General partner's interest (3)	(83.1)	(85.7)
Limited partners' interests	1,417.6	1,405.6
Total partners' capital	1,330.5	1,320.3
Total liabilities and partners' capital	$ 4,467.3	$ 3,922.1

(1)	Includes the value of long-term service agreements between TEPPCO and its customers.
(2)	Includes $23.2 million and $25.3 million at Sept. 30, 2007, and Dec. 31, 2006, respectively related to fair value hedges.
(3)	Amount does not represent a future financial commitment by the General Partner to make a contribution to TEPPCO.

TEPPCO Partners, L. P.
OPERATING DATA
(Unaudited - In Millions, Except as Noted)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Downstream Segment:
Barrels Delivered
Refined Products	49.0	43.0	129.6	125.1
LPGs	7.1	9.8	30.7	30.9
Total	56.1	52.8	160.3	156.0

Average Tariff Per Barrel
Refined Products	$ 0.98	$ 0.98	$ 0.98	$ 0.91
LPGs	2.36	1.73	2.27	1.93
Average System Tariff Per Barrel	$ 1.16	$ 1.12	$ 1.23	$ 1.11

Upstream Segment:
Margins/Revenues:
Crude oil transportation revenue	$ 20.1	$ 18.2	$ 53.9	$ 50.5
Crude oil marketing margin	15.3	14.6	55.7	46.6
Crude oil terminaling revenue	3.5	2.9	10.3	8.7
Lubrication Services, LLC (LSI) margin	2.2	2.2	6.5	6.4
Total Margins/Revenues	$ 41.1	$ 37.9	$ 126.4	$ 112.2

Reconciliation of Margins/Revenues to Operating Income:

Sales of petroleum products	$ 2,450.1	$ 2,441.8	$ 6,215.0	$ 7,116.1
Transportation - Crude oil	12.3	9.5	32.7	29.0
Purchases of petroleum products	(2,421.3)	(2,413.4)	(6,121.3)	(7,032.9)
Total Margins/Revenues	41.1	37.9	126.4	112.2
Other operating revenues	2.6	2.6	7.7	7.4
Operating expenses	(16.4)	(15.9)	(51.9)	(51.0)
General and administrative	(1.6)	(1.5)	(5.2)	(5.1)
Depreciation and amortization	(5.1)	(3.7)	(13.4)	(10.5)
Operating income	$ 20.6	$ 19.4	$ 63.6	$ 53.0

Total barrels
Crude oil transportation	24.9	23.2	71.2	68.4
Crude oil marketing	59.8	58.0	173.8	167.2
Crude oil terminaling	31.8	30.2	103.0	92.9
Lubrication oil volume (total gallons):	4.0	3.5	11.3	10.7

Margin/average tariff per barrel:
Crude oil transportation	$ 0.806	$ 0.782	$ 0.757	$ 0.738
Crude oil marketing	0.256	0.253	0.320	0.278
Crude oil terminaling	0.112	0.095	0.100	0.094
Lubrication oil margin (per gallon):	$ 0.571	$ 0.642	$ 0.574	$ 0.598

Midstream Segment:
Gathering - Natural Gas - Jonah
Bcf	151.8	118.7	424.3	338.8
Btu (in trillions)	167.5	131.2	467.8	374.2
Average fee per MMBtu	$ 0.216	$ 0.204	$ 0.209	$ 0.206

Gathering - Natural Gas - Val Verde
Bcf	44.2	45.0	131.3	137.3
Btu (in trillions)	39.3	39.9	116.4	121.5
Average fee per MMBtu	$ 0.392	$ 0.408	$ 0.398	$ 0.405

Transportation - NGLs
Total barrels	16.6	16.2	47.5	47.2
Average rate per barrel	$ 0.724	$ 0.679	$ 0.718	$ 0.686

Fractionation - NGLs
Total barrels	1.0	1.0	3.1	3.3
Average rate per barrel	$ 1.781	$ 1.633	$ 1.776	$ 1.655

Natural Gas Sales
Btu (in trillions)	3.9	3.5	12.0	6.2
Average fee per MMBtu	$ 3.01	$ 5.29	$ 4.28	$ 5.27

Sales - Condensate
Total barrels (thousands)	0.9	2.7	57.3	45.7
Average rate per barrel	$ 67.34	$ 70.37	$ 67.54	$ 65.81